 Exhibit 31.4

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

(Chapter 63, Title 18 U.S.C. Section 1350(A) and (B))

 I, Thomas C. Chesterman, Chief Financial Officer of Bionovo, Inc., certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K of Bionovo, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Thomas C. Chesterman
_____________________________ Thomas C. Chesterman Sr. Vice President and Chief Financial Officer

Date: May 21, 2009